EXHIBIT 10.23

                                FIRST AMENDMENT
                                       TO
                               SERVICES AGREEMENT


         AGREEMENT made as of October 1, 1996 by and between Humphrey Hospitality Trust, Inc., a Virginia corporation (the "Company") and Humphrey Hospitality Management, Inc., a Maryland corporation (the "Provider").

         WHEREAS, the Company is a publicly traded real estate investment trust;

         WHEREAS, as a publicly traded company, the Company needs certain accounting and administrative services to be performed in order to comply with the various federal and state regulatory requirements;

         WHEREAS, the Company desires that the Provider provide certain services with respect to the Company's accounting and administrative requirements;

         WHEREAS, the Company and the Provider wish to correct the amount of the fee set forth in Section 3 of the Services Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Section 3 is hereby amended and replaced with the following:

                       For Services to be performed under this
                    Agreement, the Company shall pay the Provider a fee in the amount of Thirty Thousand Dollars ($30,000) per year which shall be payable monthly in installments by the tenth day following the month in which the services are performed. The fee shall increase by Ten Thousand Dollars ($10,000) per year for each additional hotel acquired by the Company (not including Dover) to be earned and payable in the first year of the hotel's existence pro rata based on when the hotel is purchased; provided, however, that the total fee shall not exceed One Hundred Thousand Dollars ($100,000).

         2. In all other respects, the Services Agreement remains in full force and effect.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

WITNESS:                           COMPANY:

                                   HUMPHREY HOSPITALITY TRUST, INC.



/s/ Bethany H. Hooper              By: /s/ James Humphrey
---------------------                 --------------------
    Bethany H. Hooper                 Name: James Humphrey
                                      Title: President



                                   PROVIDER:

                                   HUMPHREY HOSPITALITY MANAGEMENT, INC.



/s/ Bethany H. Hooper              By: /s/ Randy P. Smith
---------------------                 -------------------
    Bethany H. Hooper                 Name: Randy P. Smith
                                      Title: President


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